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                                                                   Exhibit 10.22
                                                                   -------------

                     ADDENDUM NO. 2 TO EMPLOYMENT AGREEMENT

      WHEREAS, Wyndham International, Inc. ("Employer") and Theodore Teng ("Executive") are parties to that certain Executive Employment Agreement effective as of May 1, 2000, as amended by that certain Addendum thereto effective as of August 30, 2001 (as so amended, the "Employment Agreement"); and

      WHEREAS, Employer and Executive wish to amend the Employment Agreement as specified in this Addendum No. 2 to Employment Agreement (this "Addendum") for the purpose of encouraging the continuation of Executive's employment with Employer;

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Executive hereby agree that effective December 31, 2001, the Employment Agreement is amended as hereinafter set forth.

      1. Certain Defined Terms. Capitalized terms not otherwise defined herein
         ---------------------
shall have the meanings ascribed to such terms in the Employment Agreement.

      2. Addition of Section 20. The following section is hereby added to the
         ----------------------
Employment Agreement immediately following Section 19 of the Employment
Agreement:

            20. Assumption in Bankruptcy. Employer agrees that in the event that a chapter 11 bankruptcy petition is filed by or against Employer, Employer will, at its sole expense, promptly file a motion seeking Bankruptcy Court approval of Employer's assumption of this Agreement as an executory contract pursuant to Bankruptcy Code section 365. Employer further agrees to use commercially reasonable efforts to seek approval of such motion. Executive agrees to cooperate with Employer's efforts in prosecuting such motion, and agrees to provide such information and assistance as may be necessary for Employer to obtain the approval thereof; provided, however, that Executive's obligation to provide such assistance and cooperation shall not require Executive to pay any of the costs, including legal fees or expenses, incurred by Employer in seeking approval of such motion.

      3. Counterparts. This Addendum may be executed in several counterparts,
         ------------
each of which shall be deemed an original but all of which together will constitute one and the same instrument.

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      IN WITNESS WHEREOF, the parties hereto have executed this Addendum effective as of the date set forth above.


                           WYNDHAM INTERNATIONAL, INC.


                           By:/s/ Dixie Sweeney
                              --------------------------------------------------
                           Name:  Dixie Sweeney
                                ------------------------------------------------
                           Title: Vice President - Compensation and Benefits
                                 -----------------------------------------------

                           /s/ Theodore Teng
                           -----------------------------------------------------
                           Theodore Teng, Executive


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